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                                 FORM OF PROXY

                 TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
        SPECIAL MEETING OF SHAREHOLDERS OF TRANSITION ANALYSIS COMPONENT
                                TECHNOLOGY, INC.

    The undersigned acknowledges receipt of a Notice of Special Meeting and of an accompanying Proxy Statement, and hereby appoints Deborah J. Schrader and Michelle Mastroplo, and either of them, proxies with several powers of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC. (the "COMPANY"),
to be held on             , 2000 or at any adjournment thereof, as indicated
upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement:

    1. To approve the merger of the Company into Asta Merger Sub, Inc., a wholly owned subsidiary of Aspect Development, Inc., under and pursuant to the Agreement of Reorganization dated January 17, 2000, as amended.

           / /  APPROVE          / /  DISAPPROVE          / /  ABSTAIN

    2. Upon any other business that may properly come before the meeting or any adjournment thereof according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy or proxies. If more than one of the above-named proxies shall be present in person or by substitute, both of the proxies so present and voting shall have and either may exercise all the powers hereby granted.
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Continued from other side

    Said proxies will withhold the vote on the approval of the merger if so instructed under Item 1.

IF NO INSTRUCTION IS INDICATED, SAID PROXIES WILL VOTE IN FAVOR OF THE MERGER REFERENCED IN PROPOSAL 1 AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 2.

                                         Dated: __________________________, 2000
                                                Please Date

                                         Signature(s):
                                         _______________________________________
                                      (Please sign under name exactly as it
                                      appears on stock certificate)

/ / Check here if you plan
  to attend the meeting